Exhibit 10.19

FIRST AMENDMENT TO THE
MASTER DISTRIBUTION AGREEMENT
BETWEEN
SURGE COMPONENTS, INC. AND AVNET, INC.

This First Amendment to the Master Distributor Agreement (the “First Amendment”) is made by and between Surge Components, Inc. (“Supplier”) and Avnet, Inc (“Distributor”)

WHERAS, the parties entered into the above Agreement effective February 7, 2011 (the “Agreement”).

NOW THEREFORE, the parties mutually agree to amend the Agreement as follows.  All other terms not modified by this Amendment shall remain in full force and effect.

1.
Section 12 (Scrap Allowance).  The parties agree that for the calculation of gross sales to Distributor as it applies to Distributor’s scrap allowance percentage, gross sales to BRK Brands, Inc. (“BRK”) shall not be included.

2.
Section 24 (Co-op Funds).  The parties agree that for the calculation of net sales to Distributor as it applies to the determination of Co-op Funds for marketing and promotional activities, gross sales to BRK shall not be included.

AGREED AND ACCEPTED:

Surge Components, Inc.		Avnet, Inc.

By:	/s/ Ira Levy	By:	/s/ Harley Feldberg
Name:	Ira Levy	Name:	Harley Feldberg
Title:	President	Title:	President, Avnet EM, Global
Date:	2/9/2011	Date:	2/17/2011